UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 12, 2011 (July 6, 2011)

FBC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52854 (Commission File Number)	71-1026782 (I.R.S. Employer Identification No.)

66 Piscataqua Road Dover, NH 03820 (Address of principal executive offices) (zip code)

(603) 540-0828 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2010, we entered into a binding Asset Purchase Agreement (the “Agreement”) with Super Rad Corporation, a Nevada corporation (“Super Rad”), under which we acquired all rights, title and interests to all of Super Rad’s assets in exchange for $250,000 and the issuance of 12,500,000 shares of our common stock. The Super Rad assets we acquired include all of the licenses, inventory (including all toys, accessories and dolls), and future licenses. Further details regarding the Agreement can be found in our Current Report on Form 8-K/A filed with the Commission on March 7, 2011.

Since August 11, 2010, we have entered into several subsequent agreements with Super Rad regarding the asset purchase, including a Stock Transfer Agreement dated September 2010, an Amended Asset Purchase Agreement dated February 10, 2011, and an Amended Stock Transfer Agreement dated February 10, 2011. Under these subsequent agreements Super Rad has now sold, transferred, conveyed, assigned and delivered free from all liens and encumbrances, its assets to us.

On July 6, 2011, we entered into a Second Addendum to the Amended Stock Transfer Agreement with Super Rad to clarify the remaining payment terms for our purchase of the Super Rad assets (the “Second Addendum to Stock Transfer Agreement”). Under the Second Addendum to Stock Transfer Agreement we agreed to pay the remaining One Hundred Forty Five Thousand Dollars ($145,000) to Super Rad (the “Total Payment Obligation”) along the following schedule: Sixty Thousand Dollars ($60,000), as well as agreed-upon payments for expenses associated with Super Rad’s website development, product production and freight delivery, legal fees, third-party licenses, storefront lease obligations, and consulting agreements (“Operational Expenses”), by no later than July 13, 2011; and the remaining Eighty-Five Thousand Dollars ($85,000), by delivering Ten Thousand Dollars ($10,000) per month to Super Rad not later than the first (1st) day of each month, beginning on August 1, 2011, until the remaining Eighty-Five Thousand Dollars ($85,000) is paid in full. (These monthly payments shall be referred to herein as the “Monthly Payments”). Additionally, we agreed with Super Rad to conduct a detailed accounting of all funds paid or loaned to Super Rad in connection with the asset purchase and we agreed to pay the difference between that determined amount and the full working capital amount of One Million Five Hundred Thousand Dollars ($1,500,000) we agreed to pay pursuant the transaction documents, by December 31, 2011.

Under the Second Addendum to the Stock Transfer Agreement, if we fail to make any of the payments outlined above after a ten (10) day cure period after receiving a late payment notification from Super Rad, then Super Rad will have the right to terminate the Amended Stock Transfer Agreement and Amended Asset Purchase Agreement and keep all monies paid by us to Super Rad in connection with the asset purchase through date of termination.

Item 7.01 Regulation FD Disclosure.

On July 6, 2011, we issued a press release announcing the Second Addendum to Stock Transfer Agreement, a copy of which is furnished with this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Addendum to Amended Stock Transfer Agreement by and among FBC Holdings, Inc. and Super Rad Corporation dated July 6, 2011.

99.1	Press release dated July 6, 2011 issued by FBC Holdings, Inc., announcing Second Addendum to Amended Stock Transfer Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2011	FBC Holdings, Inc.
a Nevada corporation
/s/ Christopher J. LeClerc

By : Christopher J. LeClerc
Its: Chief Executive Officer